UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 6, 2011
SciQuest, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34875	56-2127592

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6501 Weston Parkway, Suite 200, Cary, North Carolina	27513

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (919) 659-2100
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On June 6, 2011, SciQuest, Inc. (the “Company”) entered into that certain Fourth Amendment to Office Lease with Duke Realty Limited Partnership (the “Fourth Amendment”), which amended that certain Office Lease, dated May 17, 2005, by and between the Company and Duke Realty Limited Partnership. The Fourth Amendment increased the amount of leased space for the Company’s headquarters to approximately 49,000 square feet from approximately 45,000. The term for the additional space will extend through January 31, 2017 and will be coterminous with the term for the Company’s existing leased space.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1 †	Fourth Amendment to Office Lease, dated as of June 6, 2011, by and between Duke Realty Limited Partnership and the Company

†	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIQUEST, INC.
Date: June 8, 2011	By:	/s/ Stephen J. Wiehe
Stephen J. Wiehe
President and Chief Executive Officer(Principal Executive Officer)

EXHIBIT INDEX

10.1	Fourth Amendment to Office Lease, dated as of June 6, 2011, by and between Duke Realty Limited Partnership and the Company